Exhibit 4.6

FIFTH SUPPLEMENTAL INDENTURE

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of September 19, 2019, is entered into by and among Nexstar Broadcasting, Inc., a Delaware corporation (“Issuer”) (as successor to LIN Television Corporation, a Delaware corporation), the parties that are signatories hereto as Guarantors (each a “New Guarantor”)  and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, an aggregate of $400,000,000 of 5.875% Senior Notes due 2022 (the “Notes”) was issued pursuant to an indenture (the “Original Indenture”), dated as of November 5, 2014, between Media General Financing Sub, Inc., a Delaware corporation (“Financing Sub”), and the Trustee;

WHEREAS, LIN Television, the guarantors named therein and the Trustee entered into a first supplemental indenture to the Original Indenture, dated as of December 19, 2014 (the “First Supplemental Indenture”), pursuant to which LIN Television assumed the obligations of Finance Sub under the Notes and the Indenture and the guarantors named therein agreed to guarantee all of the Issuer’s obligations under the Notes and the Indenture;

WHEREAS, LIN Television, the guarantors named therein and the Trustee entered into a second supplemental indenture to the Original Indenture, dated as of November 4, 2015 (the “Second Supplemental Indenture”), pursuant to which an additional entity guaranteed the Indenture and the Notes;

WHEREAS, LIN Television, the guarantors named therein and the Trustee entered into a third supplemental indenture to the Original Indenture, dated as of January 17, 2017 (the “Third Supplemental Indenture”), pursuant to which additional entities guaranteed the Indenture and the Notes;

WHEREAS, LIN Television, the guarantors named therein and the Trustee entered into a fourth supplemental indenture to the Original Indenture, dated as of March 17, 2017 (the “Fourth Supplemental Indenture” and together with the First Supplemental Indenture, the Second Supplemental Indenture and Third Supplemental Indenture and the Original Indenture, the “Indenture”), pursuant to which LIN Television Corporation merged into the Issuer;

WHEREAS, Section 901(e) of the Indenture provides that, without the consent of any Holder, the Issuer, when authorized by a Board Resolution and upon delivery to the Trustee of an Opinion of Counsel to the effect that such supplemental indenture is permitted under the Indenture, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form and substance reasonably satisfactory to the Trustee, to add or release a Guarantor pursuant to the requirements of Section 1014 and Section 1314;

WHEREAS, each of the New Guarantors have been duly authorized to enter into the Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Fifth Supplemental Indenture a valid and binding agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.Definitions.  As used in this Fifth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The New Guarantors hereby become party to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

3.Release of Guarantee. The Guarantees hereunder may be released in accordance with Section 1314 of the Indenture.

4.NEW YORK LAW TO GOVERN. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or the New Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the New Guarantors.

8.Ratification of Indenture; Fifth Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

501 N. ORANGE HOLDCO, LLC
AL-HUNTSVILLE-200 HOMES AVENUE, LLC
AR-FORT SMITH-318 NORTH 13TH STREET, LLC
AR-VAN BUREN-179 GLADEWOOD ROAD, LLC
CA-4655 FRUITRIDGE ROAD, LLC
CA-LATS SOUTH, LLC
CA-LOS ANGELES TIMES SQUARE, LLC
CA-OLYMPUS PLANT, LLC
CHICAGOLAND TELEVISION NEWS, LLC
CLASSIFIED VENTURES HOLDCO, LLC
CO-1006 LOOKOUT MOUNTAIN ROAD, LLC
CO-CLEAR CREEK COUNTRY-ARGENTINE PASS, LLC
CO-DENVER-100 EAST SPEER BOULEVARD, LLC
CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC
CT-121 WAWARME AVENUE, LLC
CT-285 BROAD STREET, LLC
CT-WTIC, LLC
FL-633 NORTH ORANGE AVENUE, LLC
FL-DEERFIELD PLANT, LLC
FL-ORLANDO SENTINEL, LLC
FOXCO ACQUISITION FINANCE CORPORATION
FOXCO ACQUISITION SUB, LLC
FOXCO ACQUISITION, LLC
IA-ALLEMAN POLK COUNTRY, LLC
IA-DES MOINES-1801 GRAND AVENUE, LLC
IL-11201 FRANKLIN AVENUE, LLC
IL-16400 SOUTH 105TH COURT, LLC
IL-2501 WEST BRADLEY PLACE, LLC
IL-3249 NORTH KILPATRICK, LLC
IL-3722 VENTURA DRIVE, LLC
IL-720 ROHLWING ROAD, LCC
IL-777 WEST CHICAGO AVENUE, LLC
IL-HENRY COUNTRY-RUSTIC HILL, LLC
IL-MOLINE-3003 PARK 16 STREET, LLC
IL-ORION-2880 NORTH 1100 AVENUE, LLC
IL-TRIBUNE TOWER, LLC
IN-2350 WESTLAND ROAD, LLC
IN-6910 NETWORK PLACE, LLC
IN-TRAFALGAR WTTV, LLC
IN-WINDFALL WTTV, LLC
KDAF, LLC
KIAH, LLC
KPLR, INC.
As a Guarantor

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Treasurer

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]

KRCW, LLC
KSTU LICENSE, LLC
KSTU, LLC
KSWB, LLC
KTLA, LLC
KTVI LICENSE, LLC

KTVI, LLC
KTXL, LLC
KWGN, LLC
LOCAL TV AIRCRAFT, INC.
LOCAL TV FINANCE CORPORATION
LOCAL TV FINANCE, LLC
LOCAL TV HOLDINGS, LLC
LOCAL TV NORFOLK REAL ESTATE, LLC
LOCAL TV, LLC
MAGIC T MUSIC PUBLISHING COMPANY, LLC
MD-3400 CARLINS PARK DRIVE, LLC
MD-601 N. CALVERT, LLC
MD-NORTH CALVERT STREET, LLC
MI-3117 PLAZA DRIVE, LLC
MI-DAVIS ROAD, LLC
MI-KANSAS CITY-3020 SUMMIT STREET, LLC
MO-ST LOUIS-EMIL AVENUE, LLC
NC-HIGH POINT-2005 FRANCIS STREET, LLC
NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC
OAK BROOK PRODUCTIONS, LLC
OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC
OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC
OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC
OR-10255 SW ARCTIC DRIVE, LLC
PA-550 EAST ROCK ROAD, LLC
PA-2005 SOUTH QUEEN STREET, LLC
PA-5001 WYNNEFIELD AVENUE, LLC
PA-LUZERNE COUNTRY-PENOBSCOT MOUNTAIN, LLC
PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC
PA-MORNING CALL, LLC
PA-RANSOM, LLC
PA-SOUTH ABINGTON-RT 11 AND MORGAN HWY, LLC
RIVERWALK HOLDCO II, LLC
RIVERWALK HOLDCO, LLC
TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC

TOWER DISTRIBUTION COMPANY, LLC
TOWERING T MUSIC PUBLISHING COMPANY, LLC
TREH CM MEMBER 2, LLC
TREH COSTA MESA, LLC
As a Guarantor

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Treasurer

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]

TRIBUNE (FN) CABLE VENTURES, LLC
TRIBUNE BROADCASTING COMPANY II, LLC
TRIBUNE BROADCASTING COMPANY, LLC
TRIBUNE BROADCASTING DENVER LICENSE, LLC
TRIBUNE BROADCASTING DENVER, LLC
TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC
TRIBUNE BROADCASTING FORT SMITH, LLC
TRIBUNE BROADCASTING HARTFORD, LLC
TRIBUNE BROADCASTING INDIANAPOLIS, LLC
TRIBUNE BROADCASTING KANSAS CITY, LLC
TRIBUNE BROADCASTING NORFOLK, LLC
TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC
TRIBUNE BROADCASTING OKLAHOMA CITY, LLC
TRIBUNE BROADCASTING SEATTLE, LLC
TRIBUNE ENTERTAINMENT COMPANY, LLC
TRIBUNE MEDIA COMPANY
TRIBUNE NATIONAL MARKETING COMPANY, LLC
TRIBUNE REAL ESTATE HOLDINGS II, LLC
TRIBUNE REAL ESTATE HOLDINGS, LLC
TRIBUNE TELEVISION NEW ORLEANS, INC.
TX-7700 WESTPARK DRIVE, LLC
TX-8001 JOHN CARPENTER FREEWAY, LLC
UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC
VA-216 IRONBOUND ROAD, LLC
VA-NORFOLK-720 BOUSH STREET, LLC
VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC
VA-RICHMOND, LLC
VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC
WA-1813 WESTLAKE AVENUE, LLC
WDAF LICENSE, INC.
WDAF TELEVISION, INC.
WDCW, LLC
WGHP LICENSE, LLC
WGHP, LLC
WGN CONTINENTAL BROADCASTING COMPANY, LLC
WHNT LICENSE, LLC
WHNT, LLC
WHO LICENSE, LLC
WHO TELEVISION, LLC
WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC
WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC
As a Guarantor

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Treasurer

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]

WITI LICENSE, LLC
WITI TELEVISION, LLC
WJW LICENSE, LLC
WJW TELEVISION, LLC
WNEP, LLC
WPHL, LLC
WPIX, LLC
WPMT, LLC
WQAD LICENSE, LLC
WQAD, LLC
WREG LICENSE, LLC
WREG, LLC
WSFL, LLC
WTVR LICENSE. LLC
WTVR, LLC
WXMI, LLC

As a Guarantor

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Treasurer

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]

Acknowledged by:

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature page to Fifth Supplemental Indenture re 5.875% Notes]